SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported)       December 17, 2002
                                                             -----------------


                         Interstate Bakeries Corporation
                         -------------------------------
             (Exact name of Registrant as specified in its charter)





        Delaware                 1-11165               43-1470322
        --------                 -------               ----------
(State of Incorporation)    (Commission File        (I.R.S. Employer
                                 Number)         Identification Number)


              12 East Armour Boulevard, Kansas City, Missouri 64111
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (816) 502-4000
                                                     --------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

   Exhibit No.       Description
   -----------       -----------

       99.1      Press Release dated December 17, 2002 (Earnings Release)



Item 9.  REGULATION FD DISCLOSURE

     In response to questions from securities analysts during a conference call regarding the second-quarter results held on Tuesday, December 17, at 9:00 a.m.
(CST), management of Interstate Bakeries Corporation indicated that it expected to achieve earnings per share of approximately $1.30 for its fiscal year ending May 31, 2003, assuming current trends continue. Management also responded to questions regarding its second quarter earnings release, attached hereto as
Exhibit 99.1. The conference call was available on the internet at http://biz.yahoo.com/cc/7/24377.html.
------------------------------------


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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    INTERSTATE BAKERIES CORPORATION


Date: December 17, 2002             By:   /s/ James R. Elsesser
                                        --------------------------------------
                                        Name:   James R. Elsesser
                                        Title:  Chief Executive Officer



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


      Exhibit 99.1 - Press Release

Interstate Bakeries Corporation Announces Second-Quarter Earnings
Tuesday December 17, 8:37 am ET

KANSAS CITY, Mo.--(BUSINESS WIRE)--Dec. 17, 2002--Interstate Bakeries Corporation (NYSE:IBC - News), the nation's largest baker and distributor of fresh baked bread and sweet goods, today reported lower earnings per share on slightly reduced net sales for the second quarter of fiscal 2003, the twelve weeks ended November 16, 2002.
Earnings per diluted share for the quarter were $.26 compared to $.41 in the prior year. Affecting earnings were one-time charges of $5,041,000, or $.07 per diluted share, related to the announced closing of the Tampa, Florida, bakery and an October 1, 2002, common stock award to the former Chief Executive Officer. Earnings per share before these one-time charges were $.33 per diluted share.

Second-quarter highlights for the twelve-week period include:

o Net sales of $823,213,000, a decrease of 0.3 percent in comparison to the prior year's $826,072,000.
o Operating income of $27,900,000, or 3.4 percent of net sales, compared to the previous year's $41,640,000, or 5.0 percent of net sales. Before the one-time charges, operating income was $32,941,000, or 4.0 percent of net sales.
o Net income of $11,636,000, or 1.4 percent of net sales, compared to the prior year's $21,249,000, or 2.6 percent of net sales.
o Diluted earnings per share of $.26, after one-time charges, compared to the prior year's $.41.

Highlights for the first twenty-four weeks of fiscal 2003 include:

o Net sales of $1,662,187,000, an increase of 0.7 percent over the prior year's $1,651,114,000.
o Operating income of $79,391,000, or 4.8 percent of net sales, compared to the previous year's $66,892,000, or 4.1 percent of net sales. The prior year's operating income included one-time charges of $25,700,000 relating to the closure of the Detroit bakery and the settlement of litigation in San Francisco. Excluding the impact of other charges for both year-to-date periods, operating income was $84,432,000, or 5.1 percent of net sales, for the current year compared to the prior year's $92,592,000, or 5.6 percent of net sales.
o Net income of $38,767,000, or 2.3 percent of net sales, compared to the prior year's $31,047,000, or 1.9 percent of net sales.
o Diluted earnings per share of $.85 compared to the previous year's $.60. Year-to-date earnings per diluted share for fiscal 2003, excluding the one-time charges of $.07 per diluted share, were $.92 compared to the prior year's diluted earnings per share of $.91, as adjusted for other charges of $.31 per diluted share.


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

IBC Chief Executive Officer, James R. Elsesser, said: "This has been an especially difficult quarter for sales after a series of quarters with very encouraging sales results. The decline in net sales for the quarter resulted from a decline in sweet goods volume and a decrease in branded bread sales volume versus the increase we had been achieving in recent quarters."

Mr. Elsesser also noted that cost increases for some ingredients, primarily cocoa and sweeteners, as well as higher medical and pension expenses, contributed to the lower gross margin percentage. The cost of products sold for the quarter increased to 48.5 percent of net sales in comparison to the prior year's 47.7 percent. Selling, delivery and administrative expenses for the quarter were also up slightly, representing 44.8 percent of net sales compared to 44.6 percent in the prior year, though lower year-to-date at 44.3 percent of net sales compared to 44.4 percent in the prior year.

In response to this situation, Mr. Elsesser said: "We are taking immediate action to address the profit shortfall by focusing on both top-line growth and the reduction of our manufacturing and distribution cost structure. We plan to address the sales issue by introducing value-added new products under our most popular brands and creating more effective in-store merchandising programs for both bread and sweet goods."

Mr. Elsesser also noted that the Company is actively focusing on reducing its manufacturing and distribution cost structure with actions like the recently announced closure of its bakery in Tampa, Florida, an aggressive program to cut costs on many purchased items, and continuing efforts to maximize the benefits of the ESL program through on-going review of the DSD route structure and a renewed focus on achieving higher customer sell-through percentages to minimize total product cost.

"We expect to begin seeing positive results from these actions during the second half of the fiscal year and be more on track as we enter our new fiscal year," he added.

"On a positive note, our Las Vegas bakery project is on schedule to open in the spring of 2003. This new bakery will provide us with opportunities to expand sales in the rapidly growing Las Vegas area and supply needed capacity for our West Coast markets. In conjunction with this project, the Company also recently completed the acquisition of sales territories and brand licenses in this strategic market, which will contribute approximately $20,000,000 in incremental sales," he added.

In summarizing the Company's plans for the future, Mr. Elsesser commented: "The marketplace has sent us a strong message. We are accepting the challenge and plan to respond with aggressive and sensible actions to increase sales and reduce expenses."

Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess, Dolly Madison and Drake's. The Company, with 62 bread and cake bakeries located in strategic markets from coast to coast, is headquartered in Kansas City, Missouri.


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


For information on the Company, please contact:

    Frank W. Coffey
    Senior Vice President & Chief Financial Officer
    Interstate Bakeries Corporation
    12 E. Armour Boulevard
    Kansas City, Missouri 64111
    816/502-4000

Conference Call

Interstate Bakeries Corporation will conduct a conference call regarding the second-quarter results on Tuesday, December 17, at 9:00 a.m. (CST). The call is open to the general public, interested shareholders, investors and securities analysts. The call-in begins at 8:50 a.m. Contact the conference call operator at 800/346-2923, conference entry code 1010.

Forward-Looking Statements

Some information contained in this press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any of the words "continuing," "expect," "may," "will," "should," "could," "plan," "believe," and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. Forward-looking statements include statements relating to, among other things: operating and financial benefits from our portfolio of brands and our distribution system; availability and costs of raw materials, packaging, fuel and power; savings from productivity and product quality improvements, including our extended shelf life program; the Las Vegas bakery project and general economic conditions.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors that may impact our business or operations. Many of those factors are beyond our ability to control or predict. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in completion of the Las Vegas bakery project or other problems related thereto; actions of competitors, including pricing policy; the availability and costs of raw materials, fuels and utilities, and the ability to recover these costs in the pricing of products; the availability of capital on acceptable terms; changes in our business strategies, including our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire; changes in general economic and business conditions (including in the bread and sweet goods markets); further consolidation in the food retail industry; future product recalls or safety concerns; costs associated with environmental compliance and remediation; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party and other factors. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this press release and we are not obligated to publicly update or revise these forward-looking statements to reflect future events or developments except as required by law. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf


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

are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended
June 1, 2002, filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

                         INTERSTATE BAKERIES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per-share data)

                               (unaudited)
                    Twelve Weeks        Twenty-Four Weeks
                       Ended                 Ended
                  ------------------  ---------------------
                   Nov. 16,  Nov. 17,   Nov. 16,   Nov. 17,
                     2002      2001       2002       2001
                  --------  --------  ---------- ----------
Net sales         $823,213  $826,072  $1,662,187 $1,651,114
                  --------  --------  ---------- ----------
Cost of products
 sold              398,993   394,158     798,449    781,901
Selling, delivery
 and administrative
 expenses          368,871   368,278     735,583    732,519
Other charges        5,041         -       5,041     25,700
Depreciation and
 amortization       22,408    21,996      43,723     44,102
                  --------  --------  ---------- ----------
                   795,313   784,432   1,582,796  1,584,222
                  --------  --------  ---------- ----------

Operating income    27,900    41,640      79,391     66,892
Interest expense
 -- net              9,460     8,018      17,954     17,767
                  --------  --------  ---------- ----------
Income before
 income taxes       18,440    33,622      61,437     49,125
Income taxes         6,804    12,373      22,670     18,078
                  --------  --------  ---------- ----------
Net income        $ 11,636  $ 21,249  $   38,767 $   31,047
                  ========  ========  ========== ==========

Earnings per share:
 Basic            $   0.26  $   0.42  $     0.87 $     0.61
                  ========  ========  ========== ==========
 Diluted          $   0.26  $   0.41  $     0.85 $     0.60
                  ========  ========  ========== ==========

Average shares
 outstanding:
 Basic              44,549    50,745      44,374     50,671
                  ========  ========  ========== ==========
 Diluted            45,595    52,033      45,547     51,752
                  ========  ========  ========== ==========

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

Fiscal 2003 other charges of $5,041,000, or .07 per diluted share for both the quarter and year-to-date periods, relate to liabilities incurred in conjunction with the announced closing of our Tampa, Florida, bakery and an October 1, 2002, common stock award to our former Chief Executive Officer.

Fiscal 2002 year-to-date other charges of $25,700,000, or $.31 per diluted share, relate to the closure of our Detroit bakery and the settlement of employment discrimination litigation related to our San Francisco bakery.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (In thousands)

                                 (unaudited)
                                  Nov. 16,     June 1,
                                    2002        2002
                                 ----------  ----------
Assets
  Current assets:
    Accounts receivable          $  195,200  $  197,083
    Inventories                      87,824      80,139
    Other current assets             71,137      67,610
                                 ----------  ----------
  Total current assets              354,161     344,832
  Property and equipment -- net     857,762     845,005
  Goodwill                          215,346     215,346
  Intangibles and other assets      196,628     197,759
                                 ----------  ----------
                                 $1,623,897  $1,602,942
                                 ==========  ==========
Liabilities and Stockholders'
 Equity
  Current liabilities:
    Long-term debt payable
     within one year             $   46,608  $   39,500
    Accounts payable                110,627     126,348
    Accrued expenses                242,202     220,541
                                 ----------  ----------
  Total current liabilities         399,437     386,389
  Long-term debt                    542,466     581,438
  Other long-term liabilities       186,077     186,746
  Deferred income taxes             146,129     147,139
  Stockholders' equity              349,788     301,230
                                 ----------  ----------
                                 $1,623,897  $1,602,942
                                 ==========  ==========


Contact:
     Interstate Bakeries Corporation
     Frank W. Coffey, 816/502-4000

Source: Interstate Bakeries Corporation


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